UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 15, 2006

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 2020
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04  Temporary Suspension of Trading under Registrant’s Employee Benefit Plans

Among other restrictions, the insider trading policy of Newfield Exploration Company (“Newfield”) generally prohibits all directors, officers and employees of Newfield and its subsidiaries from trading in Newfield’s securities during the period beginning on the first day of each calendar quarter and ending at the close of trading on the second trading day following the release of Newfield’s earnings announcement for that quarter. During this period participants in Newfield’s 401(k) plan are prohibited from changing the percentage of future contributions to be invested in the Newfield common stock investment option under the plan and from transferring or reallocating prior contributions from or to the Newfield common stock investment option. As a result, a “blackout period” (as defined in Regulation BTR promulgated under the Securities Exchange Act of 1934) will commence on April 1, 2006 and will end after the close of trading on the second trading day following the release of Newfield’s quarterly earnings announcement for the quarterly period ended March 31, 2006. Newfield currently expects to release its quarterly earnings announcement during the week of April 24, 2006.

Inquiries about the blackout period may be directed to C. William Austin by phone at (281) 847-6069 or in writing to Newfield Exploration Company, 363 N. Sam Houston Parkway E., Suite 2020, Houston, Texas 77060.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: March 15, 2006	By:	/s/ TERRY W. RATHERT
Terry W. Rathert
Senior Vice President and Chief Financial Officer

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